As filed with the Securities and Exchange Commission on May 22, 2025

Registration No. 333-___________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

VCI GLOBAL LIMITED

(Exact name of registrant as specified in its charter)

British Virgin Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

BO3-C-8 Menara 3A

KL Eco City, No. 3 Jalan Bangsar

59200 Kuala Lumpur

+603 7717 3089

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Sichenzia Ross Ference Carmel LLP

1185 Avenue of the Americas

31st Floor, New York, NY 10036

Telephone: (212) 930-9700

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Ross D. Carmel, Esq.

Jeffrey P. Wofford, Esq.

Sichenzia Ross Ference Carmel LLP

1185 Avenue of the Americas, 31st Floor

New York, New York 10036

Telephone: (212) 930-9700

Approximate date of commencement of proposed sale to the public: From time to time, after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Exchange Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities or accept an offer to buy these securities until the Securities and Exchange Commission declares our registration statement effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 22, 2025

Up to 55,263,586

Ordinary Shares

This prospectus supplement relates to the resale of up to 55,263,586 of our ordinary shares, no par value per share (the “Selling Shareholder Shares”), to Alumni Capital LP (“Alumni Capital” or the “Selling Shareholder”), which include up to 35,263,586 ordinary shares (the “Purchase Shares”) that may be issued and sold to the Selling Shareholder pursuant to the Purchase Agreement (the “Purchase Agreement”) dated August 1, 2024 and amended on September 27, 2024, April January 13, 2025, April 8, 2025 and May 21, 2025, between us and Alumni Capital, at a purchase price per share calculated under the Purchase Agreement and (ii) 20,000,000 ordinary shares that can be underlying a three-year ordinary share purchase warrant (the “Commitment Warrant”) that we issued to the Selling Shareholder as a commitment fee.

See “The Alumni Capital Transaction” for a description of the Purchase Agreement and “Selling Shareholder” for additional information regarding Alumni Capital.

The Selling Shareholder may sell or otherwise dispose of the Selling Shareholder Shares described in this prospectus in a number of different ways and at varying prices. See “Plan of Distribution” for more information about how the Selling Shareholder may sell or otherwise dispose of the Selling Shareholder Shares being registered pursuant to this prospectus. The Selling Shareholder is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended.

The Selling Shareholder will pay all brokerage fees and commissions and similar expenses. We will pay the expenses (except brokerage fees and commissions and similar expenses) incurred in registering the Selling Shareholder Shares, including legal and accounting fees. See “Plan of Distribution.”

This offering will terminate on the date that all of the Selling Shareholder Shares offered by this prospectus have been sold by the Selling Shareholder.

Our ordinary shares are listed on the Nasdaq Capital Market (“Nasdaq”) under the symbols “VCIG.” On May 21, 2025, the last reported sale price of our ordinary shares on Nasdaq was $3.05 per share.

Investing in our securities involves a high degree of risk. See “Risk Factors” section beginning on page 8.

We are an “emerging growth company,” as that term is defined under the federal securities laws and, as such, we have elected to comply with certain reduced public company reporting requirements and may elect to do so in future filings.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 22, 2025.

i

ABOUT THIS PROSPECTUS

This prospectus relates to the offering by Alumni Capital of our ordinary shares. Before buying any of the ordinary shares offered hereby, we urge you to read carefully this prospectus, together with the information incorporated herein by reference as described below under the heading “Incorporation of Certain Information by Reference.”

You should rely only on the information contained in, or incorporated by reference into, this prospectus. We have not, and Alumni Capital has not, authorized anyone to provide you with different or additional information.

This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted. The information in this prospectus speaks only as of the date of this prospectus unless the information specifically indicates that another date applies, regardless of the time of delivery of this prospectus or of any sale of the securities offered hereby. Our business, financial condition, results of operations, and prospects may have changed since that date. We do not take any responsibility for, nor do we provide any assurance as to the reliability of, any information other than the information in this prospectus. Neither the delivery of this prospectus nor the sale of the ordinary shares means that information contained in this prospectus is correct after the date of this prospectus.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated herein by reference as exhibits to the registration statement, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find More Information.”

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus contains and incorporates by reference market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. Although we are not aware of any misstatements regarding the market and industry data presented in this prospectus or the documents incorporated herein by reference, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the headings “Risk Factors” in this prospectus, and under similar headings in the other documents that are incorporated herein by reference. Accordingly, investors should not place undue reliance on this information.

References in this prospectus to the terms references to the “Company,” the “registrant,” “VCI,” “VCI Global,” “we,” “our,” or “us” in this prospectus mean VCI Global Limited, a BVI business company, unless we state otherwise or the context indicates otherwise.

ii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. All statements other than statements of historical facts contained in this prospectus and the documents incorporated by reference herein, including statements regarding our future results of operations and financial position, business strategy, research and development plans, the anticipated timing, costs, design and conduct of our ongoing and planned research and development for our products and services, our ability to commercialize our products, the impact of global geopolitical events, such as the ongoing conflict between Russia and Ukraine and the Middle East conflicts, on our business, the potential benefits of strategic agreements and our intent to enter into any strategic arrangements, the timing and likelihood of success, plans and objectives of management for future operations, and future results of anticipated product development efforts, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. This prospectus and the documents incorporated by reference herein also contain estimates and other statistical data made by independent parties and by us relating to market size and growth and other data about our industry. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. In addition, projections, assumptions and estimates of our future performance and the future performance of the markets in which we operate are necessarily subject to a high degree of uncertainty and risk.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “would,” “could,” “should,” “expect,” “plan,” “anticipate,” “intend,” “target,” “project,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this prospectus and the documents incorporated by reference herein are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition, and results of operations. These forward-looking statements speak only as of the date of this prospectus and are subject to a number of risks, uncertainties and assumptions, which we discuss in greater detail in the documents incorporated by reference herein, including under the heading “Risk Factors” and elsewhere in this prospectus. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained in this prospectus or the documents incorporated by reference herein, whether as a result of any new information, future events, changed circumstances or otherwise. For all forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

iii

PROSPECTUS SUMMARY

The following summary highlights selected information contained or incorporated by reference in this prospectus. This summary does not contain all of the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus, including the risk factors section, the financial statements and the notes to the financial statements incorporated herein by reference, and the documents that we incorporate by reference herein.

Overview

We are a multi-disciplinary consulting group with key advisory practices in the areas of business and technology. Each of our segments and practices is staffed with consultants recognized for their wealth of knowledge and established track records of delivering impact. With our core group of experts experienced in corporate finance, capital markets, legal, and investor relations, we illuminate our clients’ paths to success by helping them foresee impending challenges and identify business opportunities. We leverage our in-depth expertise to assist clients in creating value by providing profitable business ideas, customizing bold strategic options, offering sector intelligence, and equipping clients with cost-saving solutions for lasting growth.

Since our inception in 2013, we have been delivering our services to companies ranging from small-medium enterprises and government-linked agencies to publicly traded conglomerates across a broad array of industries. Our business operates solely in Malaysia, with clients predominantly from Malaysia, and some engagements with clients from China, Singapore and the United States.

We have segregated our services in the following segments:

Business Strategy Segment

Business Strategy Consultancy - We specialize in listing solutions, investors relations and boardroom strategies consultancy. Our clientele, comprising a diverse mix of local and international entities, benefits from our services spanning both local and cross-border listings. Our roles begin from pre-listing diagnosis and planning to the finalization of the entire listing process. To better serve our clients, we extended our services line to include investor relations consultation, where we help our clients effectively handle investors’ expectations and manage communications. Further, we also offer services in attaining effective boardroom strategies for value creation and inclusive growth. Over the years, our consulting services have successfully propelled our clients’ businesses to the next level with strategic options, including mergers and acquisitions, initial public offerings, restructuring and transformation.

Our business strategy consultancy segment performs the following functions:

●	Advise clients on multitrack approaches to capital raising strategies;

●	Evaluate and assess clients’ businesses and perform IPO readiness diagnostic, including health checks on the company’s management, financial and legal structure;

●	Assemble external professionals for the IPO process and assist in building a quality management team, robust financial and corporate governance;

●	Assist in fine-tuning business plans, articulate compelling equity stories and advise on strategic options to maximize clients’ business values;

●	Manage due diligence investigations and peer industry analysis;

●	Prepare pre-IPO investment presentations materials for clients;

●	Liaise with investors for pre-IPO capital raising;

●	Design marketing strategy and promote the company’s business;

●	Assist with cross-border listing in countries including but not limited to, Malaysia, China, Singapore, and the United States.

Our Boardroom Strategy Services

We leverage our multiple practices and connections with professionals across an array of industries to complement clients’ businesses, offering a holistic approach for sustainable growth with high return on capital. Given the exponentially rising expectations from investors, unprecedented economic disruptions, and fragmentation of traditional markets, we believe more companies need carefully planned strategies to stay ahead of the trend and the competition through restructuring or transformation. We assist our clients in making the informed decisions by actively involved in boardroom discussions and advising them on strategic options, particularly when it comes to exploring opportunities in offshoring, partnering, merger and acquisitions (“M&A”), deals outsourcing and initial public offerings. We have recently been engaged to consult on boardroom strategies for one of the largest hospitality groups in Malaysia as well as company that is a pioneering human resources technology provider in Malaysia.

Technology Consultancy Services & Solutions

Our technology consultancy services and solutions keep our clients ahead of major technology and industry trends. This includes cyber security solutions, artificial intelligence solutions, fintech solutions, digital transformation and enterprise solution development, empowering businesses to secure their infrastructure, optimize operations, and drive growth in a rapidly evolving digital landscape.

We harness the transformative power of technology to propel companies to new heights. Recognizing the growing global significance of data analytics and digital transformation in enhancing existing business models, we have established relationships with technology experts to provide the following services:

1. Cybersecurity Solutions (Cybersecurity as a Services)

In a world of increasing cyber threats, we offer a comprehensive approach to cybersecurity that protects your business from potential risks. Our offerings include:

●	Managed Security Services: Continuous monitoring, rapid threat detection, and incident response to safeguard your digital infrastructure against advanced cyberattacks.

●	Risk & Compliance Management: Strategic consulting to help businesses adhere to regulatory standards such as GDPR, PDPA, and other industry-specific requirements, ensuring compliance and minimizing operational risks.

●	Endpoint Protection & Network Security: Multi-layered defenses, including firewalls, intrusion detection systems (IDS), and endpoint protection, designed to secure networks and prevent data breaches.

2. Artificial Intelligence Solutions (AI as a Service)

We empower organizations to unlock the power of artificial intelligence to enhance decision-making and streamline operations. Our services include:

●	Custom AI Model Development: Tailored AI solutions to address specific business challenges, ranging from predictive analytics to intelligent automation.

●	AI Infrastructure & Cloud Integration: Scalable AI infrastructure that integrates seamlessly with cloud platforms, delivering powerful, flexible AI capabilities.

●	AI Model Training & Optimization: Expert training and optimization of machine learning models to ensure peak performance and the ability to scale as business needs evolve.

●	Natural Language Processing (NLP): Advanced NLP solutions to enhance customer interactions, automate workflows, and extract actionable insights from unstructured data.

3. Fintech Solutions

Our fintech solutions are designed to enhance financial services by improving processes and ensuring seamless operations. Key offerings include:

●	Advanced Loan Management System: A complete solution to manage the entire loan lifecycle, automating processes from loan origination to repayment, reducing overheads, and improving operational efficiency.

●	Loan Risk Assessment & Credit Scoring: AI-driven tools for credit scoring and risk assessment, ensuring accurate and data-driven lending decisions.

●	Compliance & Regulatory Reporting: Automation of compliance processes to meet both local and global regulatory requirements, ensuring transparency and reducing risks.

●	Digital Loan Processing: A fully digital loan application, approval, and servicing system that enhances the customer experience and simplifies loan management.

4. Digital Transformation & Enterprise Solution Development

We help businesses navigate the complexities of digital transformation by providing tailored solutions that enhance efficiency and drive innovation. Our combined Digital Transformation and Enterprise Solution Development services include:

●	Digital Strategy Development: We work with businesses to develop a comprehensive digital strategy that aligns with their goals and enhances overall business performance.

●	Custom Software Development: Tailored enterprise applications designed to streamline business operations, improve productivity, and provide a seamless user experience.

●	Systems Integration: Integration of diverse enterprise systems to ensure smooth data flow and interoperability between various platforms, increasing operational efficiency.

●	Cloud Transformation & Infrastructure: Expertise in migrating to cloud environments, optimizing cloud infrastructure for scalability, security, and performance, while minimizing disruptions during the transition.

●	Business Process Automation (BPA): Implementing intelligent workflows and robotic process automation (RPA) to automate repetitive tasks, reduce costs, and increase business agility.

●	ERP & CRM Solutions: Development and implementation of custom ERP and CRM systems to streamline business operations, improve resource planning, and enhance customer engagement.

●	Legacy System Modernization: Upgrading and modernizing outdated legacy systems to ensure they meet modern business needs, enhancing security, performance, and scalability.

Recent Developments

Offering with Alumni Capital LP

On August 1, 2024, we entered into a Purchase Agreement and a three-year ordinary share purchase warrant (the “Commitment Warrant”) with Alumni Capital LP (“Alumni”). Pursuant to the Purchase Agreement, the Company has the right, but not the obligation to cause Alumni Capital to purchase up to $5 million of our Ordinary Shares (the “Commitment Amount”), no par value, at the Purchase Price (as defined under “Alumni Capital Transaction”) during the period beginning on the execution date of the Purchase Agreement and ending on the earlier of (i) the date on which Alumni has purchased $5 million of our common stock shares pursuant to the Purchase Agreement or (ii) June 30, 2025. On August 5, 2024, we filed a prospectus supplement, dated as of August 5, 2024 under our registration statement on Form F-3 (File No. 333-279521), in respect of the financing with Alumni. The Purchase Agreement was subsequently amended on September 27, 2024, to increase the Commitment Amount to $35,000,000. On October 1, 2024, we filed a registration statement on Form F-1 (File No. 333-282454), declared effective on October 11, 2024, in relation to the offering and resale of up to 476,363,636 of our ordinary shares by Alumni, which include up to (i) 276,363,636 ordinary shares that may be issued and sold to the Alumni pursuant to the Purchase Agreement and (ii) 200,000,000 ordinary shares underlying the Purchase Warrant Agreement (the “Alumni Warrant”) issued to Alumni Capital as a commitment fee pursuant to the Purchase Agreement. On October 15, 2024, we filed the final prospectus, dated as of October 15, 2024, under our registration statement on Form F-1 (File No. 333-282454) in respect of the financing with Alumni. The Reverse Split, effective on November 5, 2024, reduced the ordinary shares that could be issued and sold to Alumni pursuant to (i) the Purchase Agreement from 276,363,636 to 5,640,074 and the Purchase Warrant Agreement from 200,000,000 to 4,081,633. We have previously issued and sold 5,640,074 ordinary shares pursuant to the Purchase Agreement and 307,594 ordinary shares pursuant to the Purchase Warrant Agreement that were registered under the F-1 registration statement and currently there are 0 ordinary shares that may be issued and sold under the Purchase Agreement and 3,774,039 ordinary shares that may be issued and sold under the Purchase Warrant Agreement that are remaining under the F-1 registration statement.

On December 17, 2024, we filed a prospectus supplement, dated as of December 17, 2024, under our registration statement on Form F-3 (File No. 333-279521) (the “Shelf Registration Statement”), which covered the unused portion of the Commitment Amount of $20,077,348 and the exercise of up to $6,000,000 of our ordinary shares underlying the Commitment Warrant.

On January 13, 2025, the Company entered into an Amended Modification Agreement to the Purchase Agreement with Alumni Capital to, among other things, increase the Commitment Amount to $135,000,000, increase the purchase price payable by Alumni Capital under the Purchase Agreement and lower the number of Warrant Shares as a percentage that is required to be underling the Purchase Warrant.

On January 22, 2025, we filed a prospectus supplement, dated as of January 22, 2025 to the prospectus supplement dated December 17, 2024, related to the Shelf Registration Statement that increased the Commitment Amount from $26,077,348 to $120,077,348 and the exercise of our ordinary shares underlying the Commitment Warrant from $6,000,000 to $19,250,000.

On April 8, 2025, the Company entered into a Modification Agreement with Alumni Capital to, among other things, revise the exercise price per Warrant Share to be calculated by dividing $10,000,000 by the total number of shares of Ordinary Shares issued and outstanding as of the Exercise Date, subject to adjustment.

On May 13, 2025, we filed our Annual Report on Form 20-F and on such date the market value of our public float was less than $75 million. As a result, we were no longer eligible to have our securities registered on Form F-3 pursuant to Instruction I.B.1 of Form F-3 and will not register securities issued to Alumni Capital pursuant to the Purchase Agreement under the Shelf Registration Statement until we meet the criteria set forth in Instruction I.B.1. of Form F-3.

On May 21, 2025, the Company entered into a Modification Agreement with Alumni Capital to, among other things, (i) increase the Purchase Price from the lowest traded price of our ordinary shares during the five consecutive business days prior the sale of our shares to the Selling Shareholder multiplied by 0.85 to the lowest traded price of our ordinary shares during the five consecutive business days prior the sale of our shares to the Selling Shareholder multiplied by 1.02 and (ii) provide the Selling Shareholder with the right to exercise the Commitment Warrant in an amount up to $5,000,000 on a cashless basis.

Registered Direct Offerings.

On January 8, 2025, we entered into three securities purchase agreements with certain accredited investors (the “January 8 Purchasers”), pursuant to which the Company agreed to issue and sell to the January 8 Purchasers an aggregate of 1,500,000 ordinary shares (the “January 8 Shares”), no par value per share, in a registered direct offering. The January 8 Shares were sold at a purchase price of $2.00 per Ordinary Share. For a more detailed description of this offering, see our Report of Foreign Private Issuer on Form 6-K filed with the SEC on January 8, 2025.

On January 13, 2025, we entered into a securities purchase agreement with an accredited investor (the “January 13 Purchasers”), pursuant to which the Company agreed to issue and sell to the January 13 Purchaser an aggregate of 1,149,425 ordinary shares (the “January 13 Shares”), no par value per share, in a registered direct offering. The January 13 Shares were sold at a purchase price of $1.305 per Ordinary Share. For a more detailed description of this offering, see our Report of Foreign Private Issuer on Form 6-K filed with the SEC on January 13, 2025.

On January 23, 2025, we entered into a securities purchase agreement with an accredited investor (the “January 23 Purchasers”), pursuant to which the Company agreed to issue and sell to the January 23 Purchaser an aggregate of 1,120,448 ordinary shares (the “January 23 Shares”), no par value per share, in a registered direct offering. The January 23Shares were sold at a purchase price of $1.19 per Ordinary Share. For a more detailed description of this offering, see our Report of Foreign Private Issuer on Form 6-K filed with the SEC on January 23, 2025.

On February 15, 2025, we entered into certain securities purchase agreements with two investors (the “February 15 Purchasers”), pursuant to which the Company agreed to issue and sell to the February 15 Purchasers an aggregate of 3,300,000 ordinary shares (the “February 15 Shares”), no par value per share, in a registered direct offering. The February 15 Shares were sold at a purchase price of $1.30 per Ordinary Share. For a more detailed description of this offering, see our Report of Foreign Private Issuer on Form 6-K filed with the SEC on February 18, 2025.

On March 17, 2025, we entered into certain securities purchase agreements with two investors (the “March 17 Purchasers”), pursuant to which the Company agreed to issue and sell to the March 17 Purchasers an aggregate of 5,100,000 ordinary shares (the “March 17 Shares”), no par value per share, in a registered direct offering. The March 17 Shares were sold at a purchase price of $1.10 per Ordinary Share. For a more detailed description of this offering, see our Report of Foreign Private Issuer on Form 6-K filed with the SEC on March 17, 2025.

Apart from the aforementioned transactions, a total of 2,166,667 ordinary shares have also been issued to various investors.

Corporate Information

Our principal executive offices are located at BO3-C-8 Menara 3A, KL Eco City, No. 3 Jalan Bangsar, 59200 Kuala Lumpur, Malaysia, and our registered address in BVI is Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, British Virgin Islands. Our telephone number is +6037717 3089. The address of our website is http://v-capital.co/. Information contained on, or available through, our website does not constitute part of, and is not deemed incorporated by reference into, this prospectus. Our agent for service of process in the United States is Sichenzia Ross Ference Carmel LLP, 1185 6th Ave 31st Fl, New York, NY 10036.

Implications of Being an Emerging Growth Company

We are an “emerging growth company,” as defined in the Jobs Act. We will remain an emerging growth company until the earlier of (i) the last day of the fiscal year following the fifth anniversary of the date of the first sale of our ordinary shares pursuant to an effective registration statement under the Securities Act; (ii) the last day of the fiscal year in which we have total annual gross revenues of $1.235 billion or more; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under applicable SEC rules. We expect that we will remain an emerging growth company for the foreseeable future, but cannot retain our emerging growth company status indefinitely and will no longer qualify as an emerging growth company on or before the last day of the fiscal year following the fifth anniversary of the date of the first sale of our ordinary shares pursuant to an effective registration statement under the Securities Act. For so long as we remain an emerging growth company, we are permitted and intend to rely on exemptions from specified disclosure requirements that are applicable to other public companies that are not emerging growth companies.

These exemptions include:

●	being permitted to provide only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

●	not being required to comply with the requirement of auditor attestation of our internal controls over financial reporting;

●	not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;

●	reduced disclosure obligations regarding executive compensation; and

●	not being required to hold a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We have taken advantage of certain reduced reporting requirements in this prospectus. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold stock.

An emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have irrevocably elected to avail ourselves of this extended transition period and, as a result, we will not be required to adopt new or revised accounting standards on the dates on which adoption of such standards is required for other public reporting companies.

We are also a “smaller reporting company” as defined in Rule 12b-2 of the Exchange Act, and have elected to take advantage of certain of the scaled disclosure available for smaller reporting companies.

THE OFFERING

Ordinary shares offered by us pursuant to this prospectus	Up to 55,263,586 Selling Shareholder Shares, which include up to (i) 35,263,586 Purchase Shares and (ii) 20,000,000 Warrant Shares.

Terms of Offering	The Selling Shareholder will sell the Selling Shareholder Shares at the prevailing market prices or privately negotiated prices. See “Plan of Distribution” on page 13 of this prospectus.

Selling Shareholder	The Selling Shareholder will receive all of the proceeds from the sale of Selling Shareholder Shares for sale by it under this prospectus. We will not receive proceeds from the sale of the Selling Shareholder Shares by the Selling Shareholder. However, we may receive proceeds from the exercise of the Commitment Warrant at variable exercise prices and up to $8,061,296.83 in proceeds from the sale of Ordinary Shares to the Selling Shareholder pursuant to the Purchase Agreement, once the registration statement that includes this prospectus is declared effective (assuming the Selling Shareholders exercise his option in full to have up to $5,000,000 in exercises on a cashless basis).

Use of Proceeds	All net proceeds from the sale of the Selling Shareholder Shares covered by this prospectus will go to the Selling Shareholder. Any proceeds from the Selling Shareholder that we receive under the Purchase Agreement and the Commitment Warrant are expected to be used for general corporate purposes, including working capital. See “Use of Proceeds” on page 10 of this prospectus. See “Use of Proceeds” on page 10 of this prospectus.

Risk Factors	An investment in our ordinary shares involves a high degree of risk. See the information contained in or incorporated by reference under “Risk Factors” on page 8 of this prospectus and under similar headings in the other documents that are incorporated by reference herein, as well as the other information included in or incorporated by reference in this prospectus.

The Nasdaq Capital Market symbol	VCIG

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to purchase any of our securities, you should carefully consider the risks and uncertainties described below, in the section titled “Risk Factors” in our Annual Report on Form 20-F, and in other documents that we subsequently file with the SEC that update, supersede or supplement such information, which are incorporated by reference into this prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering. If any of these risks actually occur, our business, financial condition and results of operations could be materially and adversely affected and we may not be able to achieve our goals, the value of our securities could decline and you could lose some or all of your investment. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. If any of these risks occur, the trading price of our ordinary shares could decline materially and you could lose all or part of your investment. If any of these risks actually occur, our business, financial condition, results of operations or cash flow could be harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also read carefully the section above titled “Cautionary Note Regarding Forward-Looking Statements.”

Risks Related to this Offering

If we were deemed to be an investment company under the Investment Company Act of 1940, applicable restrictions could make it impractical for us to continue our business as contemplated and could have a material adverse effect on our business and the price of our ordinary shares.

An entity will generally be deemed an “investment company” under Section 3(a)(1) of the Investment Company Act of 1940, as amended (the “1940 Act”) if: (a) it is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities, or (b) absent an applicable exemption, it owns or proposes to acquire investment securities having a value exceeding 40% of the value of its total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. We believe that we are engaged primarily in the business of providing business and technology consulting services and not in the business of investing, reinvesting or trading in securities. We hold ourselves out as a business consulting firm and do not propose to engage primarily in the business of investing, reinvesting or trading in securities. In that respect, we do not believe that we fall within the definition of an “investment company” under the 1940 Act because substantially all of our revenue has come from consulting fees and other factors such as the history of the Company, how the Company has represented itself in the marketplace and the lack of investing expertise by almost all of senior management.

The 1940 Act and the rules thereunder contain detailed parameters for the organization and operation of investment companies. Among other things, the 1940 Act and the rules thereunder limit or prohibit transactions with affiliates, impose limitations on the issuance of debt and equity securities, generally prohibit the issuance of options and impose certain governance requirements. We intend to conduct our operations so that we will not be deemed an investment company. However, if we were to be deemed an investment company, restrictions imposed by the 1940 Act, including limitations on our capital structure and our ability to transact business with affiliates, could make it impractical for us to continue our business as currently conducted and would have a material adverse effect on our business, financial condition, results of operations and the price of our ordinary shares. In addition, we may be required to limit the amount of investments that we make as a principal or otherwise conduct our business in a manner that does not subject us to the registration and other requirements on the 1940 Act.

In the event we are required to register as a broker-dealer, our business model could be harmed.

We do not believe our current business practices or operations require us to register as a broker-dealer under US federal and state laws. We restrict our activities and services so as to not be deemed a broker-dealer under US state and federal regulations. However, if we were deemed by a relevant authority to be acting as a broker-dealer, we could be subject to a variety of penalties, including fines and rescission offers and could be required to register as a broker-dealer, which would increase our costs, especially our compliance costs. If in those circumstances we decided not to register as a broker-dealer or act in association with a broker-dealer in our transactions, we may not be able to continue to operate under our current business model which could have a material adverse effect on our business and financial prospects.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our ordinary shares or other securities convertible into or exchangeable for our ordinary shares. We may not be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our ordinary shares or other securities convertible into or exchangeable for our ordinary shares in future transactions may be higher or lower than the price per share in this offering.

Our management will have broad discretion over the use of the net proceeds from this offering, you may not agree with how we use the proceeds, and the proceeds may not be invested successfully.

Our management will have broad discretion in the application of the net proceeds from this offering, and our shareholders will not have the opportunity as part of their investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. The failure by our management to apply these funds effectively could harm our business. See “Use of Proceeds” on page 10 of this prospectus for a description of our proposed use of proceeds from this offering.

We may be or become a passive foreign investment company, which could result in adverse U.S. federal income tax consequences to U.S. Holders.

The rules governing passive foreign investment companies (“PFICs”) can have adverse effects for U.S. federal income tax purposes. The tests for determining PFIC status for a taxable year depend upon the relative values of certain categories of assets and the relative amounts of certain kinds of income. The determination of whether we are a PFIC, which must be made annually after the close of each taxable year, depends on the particular facts and circumstances (such as the valuation of our assets, including goodwill and other intangible assets) and may also be affected by the application of the PFIC rules, which are subject to differing interpretations. The fair market value of our assets is expected to relate, in part, to (a) the market price of our ordinary shares and (b) the composition of our income and assets, which will be affected by how, and how quickly, we spend any cash that is raised in any financing transaction. Moreover, our ability to earn specific types of income that we currently treat as non-passive for purposes of the PFIC rules is uncertain with respect to future years. Because the value of our assets for the purpose of determining PFIC status will depend in part on the market price of our ordinary shares, which may fluctuate significantly. We do not expect to be a PFIC for our current taxable year or in the foreseeable future. However, there can be no assurance that we will not be considered a PFIC for any taxable year.

If we are a PFIC, a U.S. Holder (as defined below) would be subject to adverse U.S. federal income tax consequences, such as ineligibility for any preferred tax rates on capital gains or on actual or deemed dividends, interest charges on certain taxes treated as deferred, and additional reporting requirements under U.S. federal income tax laws and regulations. A U.S. Holder may in certain circumstances mitigate adverse tax consequences of the PFIC rules by filing an election to treat the PFIC as a qualified electing fund (“QEF”) or, if shares of the PFIC are “marketable stock” for purposes of the PFIC rules, by making a mark-to-market election with respect to the shares of the PFIC. We do not intend to comply with the reporting requirements necessary to permit U.S. Holders to elect to treat us as a QEF. If a U.S. Holder makes a mark-to-market election with respect to its ordinary shares, the U.S. Holder is in its U.S. federal taxable income an amount reflecting any year end increase in the value of its ordinary shares. For purposes of this discussion, a “U.S. Holder” is a beneficial owner of ordinary shares that is for U.S. federal income tax purposes: (i) an individual who is a citizen or resident of the United States; (ii) a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia; (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) a trust (a) if a court within the U.S. can exercise primary supervision over its administration, and one or more U.S. persons have the authority to control all of the substantial decisions of that trust, or (b) that was in existence on August 20, 1996, and validly elected under applicable Treasury Regulations to continue to be treated as a domestic trust.

Investors should consult their own legal and tax advisors regarding all aspects of the application of the PFIC rules to ordinary shares.

If tax authorities were to successfully challenge our transfer pricing, there could be an increase in our overall tax liability, which could adversely affect our financial condition, results of operations and cash flows. In addition, the tax laws in the jurisdictions in which we operate are subject to differing interpretations. Tax authorities may challenge our tax positions, and if successful, such challenges could increase our overall tax liability. In addition, the tax laws in the jurisdiction in which we operate are subject to change. We cannot predict the timing or content of such potential changes, and such changes could increase our overall tax liability, which could adversely affect our financial condition, results of operations and cash flows.

IN ADDITION TO THE ABOVE RISKS, BUSINESSES ARE OFTEN SUBJECT TO RISKS NOT FORESEEN OR FULLY APPRECIATED BY MANAGEMENT. IN REVIEWING THIS FILING, POTENTIAL INVESTORS SHOULD KEEP IN MIND THAT OTHER POSSIBLE RISKS MAY ADVERSELY IMPACT THE COMPANY’S BUSINESS OPERATIONS AND THE VALUE OF THE COMPANY’S SECURITIES.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the Selling Shareholder Shares by the Selling Shareholder. All net proceeds from the sale of the Selling Shareholder Shares covered by this prospectus will go to the Selling Shareholder. We expect that the Selling Shareholder will sell the Selling Shareholder Shares as described under “Plan of Distribution”. Any proceeds from the Selling Shareholder that we receive under the Purchase Agreement and the Commitment Warrant are expected to be used for general corporate purposes, including working capital.

SELLING SHAREHOLDER

The Selling Shareholder Shares being offered by the Selling Shareholder are those held or issuable to the Selling Shareholder and those issuable upon exercise of the Commitment Warrant. For additional information regarding the issuances of the ordinary shares, and the Commitment Warrant, see “Alumni Capital Transaction”. We are registering the ordinary shares in order to permit the Selling Shareholder to offer the Selling Shareholder Shares for resale from time to time. Except for the ownership of the Selling Shareholder Shares and the Commitment Warrant issued pursuant to the Purchase Agreement dated August 1, 2024 and amended on September 23, 2024, January 13, 2025, April 8, 2025, and May 21, 2025, between us and Alumni Capital, by and between the Company and Alumni Capital LP, a Delaware limited partnership, and the transactions contemplated by the Purchase Agreement by and between the Company, and Alumni Capital LP, a Delaware limited partnership, the Selling Shareholder has not had any material relationship with us within the past three years.

The table below lists the Selling Shareholder and other information regarding the beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder) of ordinary shares held by each of the Selling Shareholder. The second column lists the number of ordinary shares beneficially owned by the Selling Shareholder, based on its respective ownership of Purchase Agreement and the Commitment Warrant issued pursuant to the Purchase Agreement.

The third column lists the ordinary shares being offered by this prospectus by the Selling Shareholder and does not take in account any limitations on exercise of the Commitment Warrant set forth therein.

In accordance with the terms of a registration rights agreement with the holders of the ordinary shares and the Commitment Warrant, this prospectus generally covers the resale of the maximum number of ordinary shares issued or issuable under the Purchase Agreement and upon exercise of the Commitment Warrants as if it was exercised in full (without regard to any limitations on conversion contained therein solely for the purpose of such calculation). Because the number of ordinary shares and the Commitment Warrant may be adjusted, the number of ordinary shares that will actually be issued may be more or less than the number of shares being offered by this prospectus. The fourth column assumes the sale of all of the ordinary shares offered by the Selling Shareholder pursuant to this prospectus.

Under the terms of the Commitment Warrant, the Selling Shareholder may not exercise the Commitment Warrant to the extent (but only to the extent) the Selling Shareholder or any of its affiliates would beneficially own a number of ordinary shares which would exceed 9.99% of the ordinary shares of the Company. The number of ordinary shares in the second column does not reflect these limitations. The Selling Shareholders may sell all, some, or none of their ordinary shares in this offering. See “Plan of Distribution”.

Selling Shareholder	Ordinary Shares Beneficially Owned Prior to Offering	Maximum Number of Ordinary Shares to be Sold Pursuant to this Prospectus		Number of Ordinary Shares Owned After the Offering	Percentage Ownership After Offering
Alumni Capital LP (1)	364,621	55,263,586	(2)	364,621	*	(3)

*	Less than 1%

(1)

The securities are directly held by the Selling Shareholder, whose address is 601 Brickell Key Dr Suite 700 Miami, FL 33130. Ashkan Mapar, General Partner of Alumni Capital GP LLC and the General Partner of the Selling Shareholder has voting control over the Selling Shareholder Shares.

(2)	Consists of (i) up to 35,263,586 ordinary shares to be issued pursuant to the Purchase Agreement, (ii) 20,000,000 ordinary shares to be issued upon the exercise of the Commitment Warrant.

(3)	Based on 59,467,555 shares outstanding after the offering, which consists of (i) 4,203,969 ordinary shares outstanding on May 22, 2025 and (ii) 55,263,586 shares issued pursuant to this offering.

DIVIDEND POLICY

On June 6, 2023, we declared a first single tier interim dividend of $0.01 per ordinary share. The dividend was paid out on July 31, 2023, to the shareholders whose names were on the record at the close of business on July 3, 2023. On July 31, 2023, we paid out dividends in the amount of $104,557.28 to our shareholders.

We expect to pay dividends to shareholders on a regular basis at the end of each financial year, irrespective of any interim dividends, which may be declared intermittently. Our Board of Directors shall have the sole discretion on the annual amount of dividend to be paid to the shareholders.

Any future determination relating to our dividend policy will be made at the discretion of our Board and will depend on then existing conditions. Under BVI law, the directors of the company can approve a distribution at any time and of such amount as they think fit, provided that the resolution of directors authorizing the distribution must include a Solvency Statement that, in the opinion of the directors, the company will, immediately after the distribution, satisfy the solvency test set out in the BVI Business Companies Act, 2004, being that:

i.	the value of the company’s assets exceeds its liabilities; and

ii.	the company is able to pay its debts as they fall due.

ALUMNI CAPITAL TRANSACTION

On August 1, 2024, we entered into the Purchase Agreement and Commitment Warrant with Alumni Capital. Pursuant to the terms of the Purchase Agreement, Alumni Capital has agreed to purchase from us up to $35,000,000 (the “Commitment Amount”) of our ordinary shares from time to time during the term of the Purchase Agreement. Pursuant to the terms of the Purchase Agreement, we have filed with the SEC this prospectus supplement regarding the sale and issuance of Selling Shareholder Shares under the Securities Act. In connection with the execution of the Purchase Agreement, we have issued the Commitment Warrant to Alumni Capital as a commitment fee. The Commitment Warrant provides Alumni Capital with the right to purchase at any time until August 1, 2027, up to a number of Warrant Shares equal to (i) 20% of the Commitment Amount less the aggregate Exercise Values (as defined below) of all previous partial exercises of the Commitment Warrant, divided by (ii) the Exercise Price (as defined below) on the date of exercise. As of the date of this prospectus supplement, a total of $14,922,652.77 of our ordinary have been sold to Alumni Capital under the Purchase Agreement, of which $4,584,363.21 were covered by our prospectus supplement dated August 5, 2024 and related to our registration statement on Form F-3 (File No. 333-279521) and $10,338,289.56 of which were covered by our prospectus dated October 11, 2024 and related to our registration statement on Form F-1 (File No. 333-282454). Alumni Capital has partially exercised the Commitment Warrant for an aggregate Exercise Value of $550,000. The ordinary shares issued pursuant to such exercises were covered by our prospectus dated October 11, 2024, and related to our registration statement on Form F-1 (File No. 333-282454). This prospectus includes up to 55,263,586 Selling Shareholder Shares, which includes (i) up to 35,263,586 Purchase Shares to be sold to Alumni Capital under the Purchase Agreement and (ii) up to 20,000,000 Warrant Shares to be sold to Alumni Capital under the Commitment Warrant.

“Exercise Value” means with respect to any exercise of the Commitment Warrant, the number of ordinary shares received upon such exercise multiplied by the Exercise Price applicable to such exercise.

“Exercise Price” means with respect to any exercise of the Commitment Warrant, $10,000,000 divided by the number of outstanding ordinary shares on the date of such exercise.

Cashless Exercise. With respect to exercises of the Commitment Warrant of up to $5,000,000 or if at any time there is no effective registration statement registering, or no current prospectus available for, the resale of the Warrant Shares by Alumni Capital, then the Commitment Warrant may also be exercised, in whole or in part, at such time by means of a “cashless exercise” in which Alumni Capital shall be entitled to receive a number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) =	the Market Price;

(B) =	the Exercise Price of this Warrant, as adjusted hereunder; and

(X) =	the number of Warrant Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

“Market Price” means the highest traded price of the shares of our ordinary shares during the three hundred sixty-five (365) trading days prior to the date of the applicable notice of exercise.

We may, from time to time and at our sole discretion, direct Alumni Capital to purchase the Purchase Shares upon the satisfaction of certain conditions set forth in the Purchase Agreement at a purchase price per share based on the market price of our Common Shares at the time of sale as computed under the Purchase Agreement. Alumni Capital may not assign its rights and obligations under the Purchase Agreement.

The Purchase Agreement prohibits us from directing Alumni Capital to purchase any Purchase Notice Securities if those shares, when aggregated with all other ordinary shares then beneficially owned by Alumni Capital, would result in Alumni Capital and its affiliates owning in excess of 4.99%, of our then issued and outstanding ordinary shares (the “Beneficial Ownership Limitation”) unless mutually waived by the parties.

Purchase of Purchase Shares Under the Purchase Agreement

Commencing on the date that the Commitment Warrants are delivered and ending at the end of the Commitment Period we may, from time to time direct Alumni Capital to purchase such number of Purchase Shares set forth on a written notice from us (the “Purchase Notice”) at a price equal to the Purchase Price, provided, however, that the amount of Purchase Shares cannot exceed $1,000,000 or the Beneficial Ownership Limitation. We will deliver the Purchase Shares concurrently with the delivery of a Purchase Notice, which will be deemed delivered on the same business day if Alumni Capital receives the Purchase Shares and the Purchase Notice by 8:00 a.m., New York time, or on the next business day if Alumni Capital receives the Purchase Shares and the Purchase Notice after 8:00 a.m., New York time. Within five Business Days after the Purchase Notice Date, Alumni Capital shall pay to the Company an amount equal to the Purchase Notice Securities multiplied by the Purchase Price (the “Closing Date”).

“Purchase Price” means with respect to any Closing Date, the lowest traded price for the ordinary shares for the five (5) consecutive Business Days immediately prior to such Closing Date multiplied by 102%.

Effect of Performance of the Purchase Agreement and Commitment Warrant on our Shareholders

The Selling Shareholder Shares registered in this offering that may be issued or sold by us to Alumni Capital under the Purchase Agreement and Commitment Warrant are expected to be freely tradable. The Purchase Shares registered in this offering may be sold until the end of the Commitment Period and Alumni Capital may purchase Warrant Shares until August 1, 2027. The sale by Alumni Capital of a significant number of our ordinary shares at any given time could cause the market price of our Common Shares to decline and to be highly volatile. Sales of our ordinary shares to Alumni Capital under the Purchase Agreement or Commitment Warrant, if any, will depend upon market conditions and other factors to be determined by us, in our sole discretion, in the case of the Purchase Shares or Alumni Capital, in the case of the Warrant Shares. We may ultimately decide to sell to Alumni Capital all, some or none of the Purchase Shares that may be available for us to sell pursuant to the Purchase Agreement and Alumni Capital may decide purchase all, some or none of the Warrant Shares. If and when we do sell the Purchase Shares to Alumni Capital or when Alumni Capital purchases Warrant Shares, Alumni Capital may resell all, some or none of those shares at any time or from time to time in its discretion. Therefore, sales to Alumni Capital by us under the Purchase Agreement or Commitment Warrant may result in substantial dilution to the interests of our other shareholders. In addition, if we sell a substantial number of the Selling Shareholder Shares to Alumni Capital under the Purchase Agreement and Commitment Warrant, or if investors expect that we will do so, the actual sales of Selling Shareholder Shares or the mere existence of our arrangement with Alumni Capital may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales. However, we have the right to control the timing and amount of any sales of the Purchase Shares to Alumni Capital.

Pursuant to the terms of the Purchase Agreement, we have the right, but not the obligation, to direct Alumni Capital to purchase up to $135,000,000 of our ordinary shares of which Alumni Capital has previously purchased ordinary shares under the Purchase Agreement in the amount of $22,256,523.88. These amounts are exclusive of the Commitment Warrants issued to Alumni Capital as consideration for its commitment to purchase our ordinary shares under the Purchase Agreement. The Purchase Agreement generally prohibits us from issuing or selling to Alumni Capital under the Purchase Agreement any of our ordinary shares that, when aggregated with all other of our ordinary shares then beneficially owned by Alumni Capital and its affiliates, would exceed the Beneficial Ownership Limitation.

Capitalized terms that are not defined herein may have meanings assigned to them in the Purchase Agreement.

PLAN OF DISTRIBUTION

The Selling Shareholder of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the principal market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Shareholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker dealer solicits purchasers;

●	block trades in which the broker dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker dealer as principal and resale by the broker dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker dealers that agree with the Selling Shareholder to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Shareholder may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker dealers engaged by the Selling Shareholder may arrange for other brokers dealers to participate in sales. Broker dealers may receive commissions or discounts from the Selling Shareholder (or, if any broker dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the Selling Shareholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Shareholder may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Shareholder may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Shareholder and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Selling Shareholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

We are required to pay certain fees and expenses incurred by us incident to the registration of the securities. We have agreed to indemnify the Selling Shareholder against certain losses, claims, damages, and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Shareholder without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for us to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the ordinary shares for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Shareholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the ordinary shares by the Selling Shareholder or any other person. We will make copies of this prospectus available to the Selling Shareholder and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

The transfer agent and registrar for our ordinary shares is VStock LLC, 18 Lafayette Place, Woodmere, NY 11598. Their telephone number is (212) 828-8436.

Our ordinary shares are listed on The Nasdaq Capital Market under the symbol “VCIG.”

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by Carey Olsen (BVI) L.P.

EXPERTS

WWC, P.C., our independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 20-F for the year ended December 31, 2024, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement of which this prospectus forms a part. Our consolidated financial statements are incorporated by reference in reliance on WWC, P.C.’s report for the consolidated financial statements for the fiscal year ended December 31, 2024 given on its authority as experts in accounting and auditing.

EXPENSES

The following are the estimated expenses of this offering payable by us related to the filing of the registration statement of which this prospectus forms a part. With the exception of the SEC registration fee, all amounts are estimates and may change:

SEC registration fee	$26,525
Legal fees and expenses	$65,000
Accounting fees and expenses	$6,000
Miscellaneous	$2,475

Total	$100,000

WHERE YOU CAN FIND MORE INFORMATION

As permitted by SEC rules, this prospectus omits certain information and exhibits that are included in the registration statement of which this prospectus forms a part. Since this prospectus may not contain all of the information that you may find important, you should review the full text of these documents. If we have filed a contract, agreement, or other document as an exhibit to the registration statement of which this prospectus forms a part, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement in this prospectus, including statements incorporated by reference as discussed above, regarding a contract, agreement, or other document is qualified in its entirety by reference to the actual document.

We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information filed with the SEC can be inspected over the Internet at the SEC’s website at www.sec.gov.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors, and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic or current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it into this prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. The information incorporated by reference into this prospectus is deemed to be part of this prospectus, and any information filed with the SEC after the date of this prospectus will automatically be deemed to update and supersede information contained in this prospectus.

The following documents previously filed with the SEC are incorporated by reference in this prospectus:

●	our Annual Report on Form 20-F for the year ended December 31, 2024, filed on May 13, 2025;

●	our reports of foreign private issuer on Form 6-K, filed on January 07, 2025, January 08, 2025, January 13, 2025, January 22, 2025, January 23, 2025, February 18, 2025, February 20, 2025, March 17, 2025, April 3, 2025, April 21, 2025 and May 8, 2025;

●	the description of our ordinary shares which is registered under Section 12 of the Exchange Act, in our Registration Statement on Form 8-A, filed on March 31, 2023.

All filings filed by us pursuant to the Exchange Act after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus.

We also incorporate by reference all additional documents that we file with the Securities and Exchange Commission under the terms of Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act that are made after the date of the initial registration statement but prior to effectiveness of the registration statement and after the date of this prospectus but prior to the termination of the offering of the securities covered by this prospectus. We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with Securities and Exchange Commission rules.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus is accurate only as of the date of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes that statement. The modifying or superseding statement need not state it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement is not an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request, and we will provide you with, a copy of these filings, at no cost, by calling us or by writing to us at the following address:

VCI Global Limited BO3-C-8 Menara 3A

KL Eco City, No. 3 Jalan Bangsar

59200 Kuala Lumpur

+603 7717 3089

Up to 55,263,586

Ordinary Shares

VCI Global Limited

PROSPECTUS

May 22, 2025

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 8. Indemnification of Directors and Officers

BVI law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the BVI High Court to be contrary to public policy (e.g. for purporting to provide indemnification against the consequences of committing a crime). An indemnity will be void and of no effect and will not apply to a person unless the person acted honestly and in good faith and in what he believed to be in the best interests of the company and, in the case of criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful. Our amended and restated memorandum and articles of association provides for the indemnification of our directors for losses, damages, costs and expenses incurred in their capacities as such unless such losses or damages arise from dishonesty or fraud of such directors. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. In addition, we have entered into indemnification agreements with our directors and executive officers that provide such persons with additional indemnification beyond that provided in our post-offering amended and restated memorandum and articles of association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 9. Exhibits

Exhibit Number	Description of Document
1.1	Memorandum and Articles of Association of the Registrant, incorporated by reference to Exhibit 3.1 to the F-1, as filed with the SEC on November 1, 2022
5.1	Opinion of Carey Olsen (BVI) L.P.
10.1	Form of Series A Warrant for the Purchase of Ordinary Shares (incorporated by reference to Exhibit 4.1 to the Registrant’s 6-K, filed on January 19, 2024)
10.2	Form of Series B Warrant for the Purchase of Ordinary Shares (incorporated by reference to Exhibit 4.2 to the Registrant’s 6-K, filed on January 19, 2024)
10.2	Form of Placement Agent Warrant for the Purchase of Ordinary Shares incorporated by reference to Exhibit 4.4 to the Registrant’s Registration Statement (No. 333-275239), filed on January 8, 2024)
10.4	Warrant Issued to Exchange Listing, LLC (incorporated by reference to Exhibit 4.2 of the Company’s Registration on Form F-1 filed on March 16, 2023).
10.5	Employment Agreement, dated January 1, 2022 between Victor Hoo and the V Capital Kronos Berhad - incorporated by reference to Exhibit 10.1 to the F-1, as filed with the SEC on November 1, 2022
10.6	Employment Agreement, dated January 1, 2022 between Karen Liew and V Capital Kronos Berhad - incorporated by reference to Exhibit 10.2 to the F-1, as filed with the SEC on November 1, 2022
10.7	Employment Agreement, dated January 1, 2022 between Vincent Hong and V Capital Kronos Berhad - incorporated by reference to Exhibit 10.3 to the F-1, as filed with the SEC on November 1, 2022
10.8	Employment Agreement, dated January 1, 2022 between Ang Zhi Feng and V Capital Kronos Berhad - incorporated by reference to Exhibit 10.6 to the F-1, as filed with the SEC on November 1, 2022
10.9	Employment Agreement, dated January 1, 2022 between Vivian Yong Hui Wun and V Capital Kronos Berhad - incorporated by reference to Exhibit 10.7 to the F-1, as filed with the SEC on November 1, 2022
10.10	Collaboration Agreement dated as of July 19, 2023, by and between the Registrant and Treasure Global Inc (incorporated by reference to Exhibit 10.1 to the Registrant’s Form 6-K, filed on July 21, 2023)
10.11	Software Development Agreement dated as of July 20, 2023, by and between the Registrant and Gem Reward Sdn Bhd (incorporated by reference to Exhibit 10.2 to the Registrant’s Form 6-K, filed on July 21, 2023)
10.12	Form of Securities Purchase Agreement (incorporated by reference to Exhibit 10.1 to the Registrant’s 6-K, filed on January 19, 2024)

10.13	Heads of Agreement Entered by and between V CAPITAL REAL ESTATE SDN BHD and HAAD SAI NGEN CO. LTD (incorporated by reference to Exhibit 10.1 to the Registrant’s 6-K, filed on January 26, 2024)
10.14	Asset Purchase Agreement Entered by and between VCI Global Limited and Cogia GmbH (incorporated by reference to Exhibit 10.1 to the Registrant’s 6-K, filed on April 5, 2024)
10.15	Form of the Securities Purchase Agreement (incorporated by reference to Exhibit 99.1 to the Registrant’s 6-K, filed on July 17, 2024)
10.16	Partnership Agreement, dated July 24, 2024 between the Registrant and TalkingData Group Holdings Limited (incorporated by reference to Exhibit 99.4 to the Registrant’s 6-K, filed on July 29, 2024)
10.17	Form of Purchase Warrant Agreement (incorporated by reference to Exhibit 4.1 to the Registrant’s 6-K, filed on August 6, 2024)
10.18	Form of Purchase Agreement between VCI Global Limited and Alumni Capital LP (incorporated by reference to Exhibit 10.1 to the Registrant’s 6-K, filed on August 6, 2024)
10.19	Modification Agreement to Purchase Agreement dated September 27, 2024
10.20	Modification Agreement to Purchase Agreement dated January 13, 2025
10.21	Modification Agreement to Purchase Agreement dated April 8, 2025
10.22	Modification Agreement to Purchase Agreement dated May 21, 2025
10.23	Senior Convertible Note dated as of September 2, 2024, by and between VCI Global Limited and Advanced Opportunities Fund I (incorporated by reference to Exhibit 4.1 to the Registrant’s 6-K, filed on September 6, 2024)
10.24	Securities Purchase Agreement dated as of September 2, 2024, by and between VCI Global Limited and Advanced Opportunities Fund I (incorporated by reference to Exhibit 10.1 to the Registrant’s 6-K, filed on September 6, 2024)
10.25	Securities Purchase Agreement (incorporated by reference to Exhibit 99.1 to the Registrant’s 6-K, filed on December 4, 2024)
10.26	Securities Purchase Agreement (incorporated by reference to Exhibit 99.2 to the Registrant’s 6-K, filed on December 4, 2024)
10.27	Securities Purchase Agreement (incorporated by reference to Exhibit 99.1 to the Registrant’s 6-K, filed on December 5, 2024)
21.1	List of Subsidiaries of the Registrant- incorporated by reference to Exhibit 21.1 to the F-1/A1, as filed with the SEC on November 29, 2022
23.1	Consent of WWC, P.C., Independent Registered Public Accounting Firm
23.2	Consent of Carey Olsen (BVI) L.P. (included in Exhibit 5.1)
24.1	Power of Attorney (included on the signature page).
107	Filing Fee Table (filed herewith)

*	If applicable, to be filed by amendment or by a report filed under the Exchange Act and incorporated herein by reference.

Item 10. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b).

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Rule 3-19 of Regulation S-K if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Kuala Lumpur, Malaysia on May 22, 2025.

VCI GLOBAL LIMITED

By:	/s/ Victor Hoo
Victor Hoo
Chairman and Chief Executive Officer

POWER OF ATTORNEY

The undersigned officers and directors of VCI Global Limited hereby constitute and appoint Victor Hoo with full power of substitution, our true and lawful attorney-in-fact and agent to take any actions to enable the Company to comply with the Securities Act, and any rules, regulations and requirements of the SEC, in connection with this registration statement on Form F-3, including the power and authority to sign for us in our names in the capacities indicated below any and all further amendments to this registration statement and any other registration statement filed pursuant to the provisions of Rule 462 under the Securities Act.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Victor Hoo	Chairman and Chief Executive Officer	May 22, 2025
Victor Hoo	(Principal Executive Officer)

/s/ Ang Zhi Feng	Chief Financial Officer	May 22, 2025
Ang Zhi Feng	(Principal Financial and Accounting Officer)

/s/ Karen Liew	Executive Director	May 22, 2025
Karen Liew

/s/ Vincent Hong	Executive Director	May 22, 2025
Vincent Hong

/s/ Marco Baccanello	Executive Director	May 22, 2025
Marco Baccanello

/s/ Alex Chua Siong Kiat	Director	May 22, 2025
Alex Chua Siong Kiat

/s/ Ng Mun Huat	Director	May 22, 2025
Ng Mun Huat

/s/ Jeremy Roberts	Director	May 22, 2025
Jeremy Roberts

/s/ Fern Allen Thomas	Director	May 22, 2025
Fern Allen Thomas

/s/ Liew Yu Ying	Director	May 22, 2025
Liew Yu Ying

/s/ Yong Goon Wey	Director	May 22, 2025
Yong Goon Wey